Exhibit 99.1
Travelport
— Third Quarter 2010 Results —
Year to date revenue increased, positive cash generation with marginally lower Adjusted EBITDA
NEW YORK, NY, November 10, 2010 — Travelport Limited, a leading provider of critical transaction processing for the global travel industry, today announced its financial results for the third quarter ended September 30, 2010.
Third Quarter 2010 Summary:
•	Net Revenue of $582 million, a 2% increase over Q3 2009

•	Operating Income of $104 million, compared to an Operating Loss of $740 million for Q3 2009

•	Adjusted EBITDA of $175 million, marginally lower than Q3 2009
Year to Date 2010 Summary:
•	Net Revenue of $1,761 million, a 3% increase over 2009

•	Operating Income of $259 million, compared to an Operating Loss of $568 million for 2009

•	Adjusted EBITDA of $490 million, marginally lower than 2009

•	Cash generated by operations of $254 million, a 33% increase over 2009
Third Quarter Operational Highlights:
•	Completed two major customer migrations

•	Positioned Travelport Universal DesktopTM for 2011 global roll-out

•	Grew GDS segments by 11% in Asia Pacific region
Commenting on developments, Jeff Clarke, CEO and president of Travelport, said:
“We have continued to make good progress in several key product areas within our GDS business and successfully completed the migration of two key customers, while our GTA business had another great quarter, delivering 29% growth in Segment Adjusted EBITDA.
“Overall, in Q3 we have seen a slightly lower than anticipated growth in our GDS business. We continue to invest strongly in innovative new products and geographic expansion. Adjusted EBITDA grew 10% year-over-year on a constant currency basis and excluding the non-recurring impact of the Delta Northwest merger.”
Travelport Consolidated
($ in millions)

	Q3 2010	Q3 2009	Change	% Change
Net Revenue	$582	$570	$12	2%
Operating Income (Loss)	$104	$(740)	$844	N/A
Adjusted EBITDA	$175	$178	$(3)	(2)%

	Q3 YTD 2010	Q3 YTD 2009	Change	% Change
Net Revenue	$1,761	$1,715	$46	3%
Operating Income (Loss)	$259	$(568)	$827	N/A
Adjusted EBITDA	$490	$494	$(4)	(1)%

Q3 2010: Travelport’s Net Revenue of $582 million for the third quarter of 2010 represented a 2% increase compared to the corresponding period in the prior year. Operating Income of $104 million is an improvement of $844 million compared to the prior year. Excluding the 2009 impairment charge of $833 million, Operating Income improved $11 million during the quarter, with increased revenue of $12 million. Travelport achieved Adjusted EBITDA of $175 million for the three months ended September 30, 2010, marginally lower than the prior year.
Q3 YTD 2010: Travelport’s year to date Net Revenue of $1,761 million represented a 3% increase compared to the corresponding period in the prior year. Operating Income of $259 million is an improvement of $827 million compared to the prior year. Excluding the 2009 impairment charge of $833 million , Operating Income declined marginally, with increased revenue of $46 million offset by an increase in total costs and expenses, including $16 million of incremental corporate transaction costs and $8 million of unfavorable movements in the fair value of foreign exchange derivatives. Travelport achieved year to date Adjusted EBITDA of $490 million in 2010, marginally lower than the prior year.
Financial Highlights Third Quarter and Q3 YTD 2010
Global Distribution Systems (GDS)
Travelport’s main business is its global distribution system (GDS), which includes the Worldspan and Galileo brands and also the Company’s Airline IT Solutions business.
($ in millions)

	Q3 2010	Q3 2009	Change	% Change
Net Revenue	$488	$488	—	—
Segment EBITDA	$135	$156	$(21)	(14)%
Segment Adjusted EBITDA	$145	$162	$(17)	(10)%

	Q3 YTD 2010	Q3 YTD 2009	Change	% Change
Net Revenue	$1,544	$1,514	$30	2%
Segment EBITDA	$446	$475	$(29)	(6)%
Segment Adjusted EBITDA	$462	$495	$(33)	(7)%

(Note: percentages may not calculate due to rounding)
Q3 2010: Net Revenue and Segment EBITDA for the GDS business were $488 million and $135 million, respectively, for the third quarter of 2010, with Net Revenue remaining flat and a decrease of 14% in Segment EBITDA compared to 2009. Segment Adjusted EBITDA for the GDS business was $145 million for the third quarter of 2010, a 10% reduction compared to 2009. Net Revenue remained in line with the prior year as a result of a 3% increase in segments, offset by a 14% decrease in Airline IT Solutions revenue due to the merger of Delta and Northwest.
Q3 YTD 2010: Net Revenue and Segment EBITDA for the GDS business were $1,544 million and $446 million, respectively, for the nine months ended September 30, 2010, representing a 2% increase in Net Revenue and a 6% decrease in Segment EBITDA compared to 2009. Segment Adjusted EBITDA for the GDS business was $462 million for 2010, a 7% reduction compared to 2009. Increased Net Revenue of 2% resulted from a 4% increase in segments compared to 2009, partially offset by an 11% decrease in Airline IT Solutions revenue due to the merger of Delta and Northwest.

Gullivers Travel Associates (GTA)
GTA is a leading global, multi-channel provider of hotel and ground services.
($ in millions)

	Q3 2010	Q3 2009	Change	% Change
Net Revenue	$94	$82	$12	13%
Segment EBITDA	$40	$(802)	$842	N/A
Segment Adjusted EBITDA	$40	$31	$9	29%

	Q3 YTD 2010	Q3 YTD 2009	Change	% Change
Net Revenue	$217	$201	$16	8%
Segment EBITDA	$61	$(792)	$853	N/A
Segment Adjusted EBITDA	$60	$44	$16	36%

(Note: percentages may not calculate due to rounding)
Q3 2010: Net Revenue and Segment EBITDA for the GTA business were $94 million and $40 million, respectively, for the third quarter of 2010. In the third quarter of 2009, GTA incurred a one-time, non-cash impairment charge of $833 million. Segment Adjusted EBITDA for GTA in the third quarter of 2010 was $40 million, representing a $9 million improvement compared to 2009. Total Transaction Value (“TTV”) increased 18% in the quarter primarily due to a 23% growth in the number of room nights, offset by unfavorable exchange rate movements. Net Revenue increased 13% in the quarter due to the increase in TTV, partially offset by lower margin on sales and unfavourable exchange rate movements.
Q3 YTD 2010: Net Revenue and Segment EBITDA for the GTA business were $217 million and $61 million, respectively, for the nine months ended September 30, 2010. Segment Adjusted EBITDA for GTA in 2010 was $60 million, representing a $16 million improvement compared to 2009. TTV increased 18% in the nine months primarily due to a 19% growth in the number of room nights. Net Revenue increased 8% in the period due to the increase in TTV, partially offset by lower margin on sales.
Corporate
For the third quarter of 2010, Travelport incurred adjusted corporate costs of $10 million, which was $5 million less than the third quarter of 2009.
For the nine months ended September 30, 2010, Travelport incurred adjusted corporate costs of $32 million, which was $13 million less than the first nine months of 2009.
Year to date interest costs of $202 million for 2010 were $21 million less than the first nine months of 2009 primarily due to lower interest rates.
During the nine months ended September 30, 2010, Travelport generated $254 million in cash from operations, a $63 million increase over the same period in 2009. This increase is primarily attributable to a $33 million increase in cash generated from operating working capital and a $23 million decrease in cash used for interest payments. During the nine months ended September 30, 2010, Travelport used $220 million for investment, including $50 million for the purchase of common shares of Orbitz Worldwide and $159 million for continued investment and upgrades to the IT infrastructure, including the deployment of the latest IBM technology.
Travelport’s net debt at September 30, 2010 was $3,446 million, which comprised debt of $3,715 million less $269 million in cash and cash equivalents.
In August 2010, Travelport issued $250 million of 9% senior notes due 2016, using a portion of the proceeds to repay $149 million of term loans.
Following the period end, in October 2010, Travelport amended its senior secured credit agreement to, among other things, extend the maturities on approximately 90% of its term loans and letters of credit commitments by two years and amend certain terms under the senior secured credit facility, providing the Company with greater financial flexibility. As a result, and subject to the terms of this amendment, less than 10% of current Travelport indebtedness matures prior to September 2014.
Orbitz Worldwide
Travelport currently owns approximately 48% of the outstanding equity of Orbitz Worldwide. Travelport accounts for its investment in Orbitz Worldwide under the equity method of accounting. During the three and nine month periods ended September 30, 2010, Travelport recorded $8 million and $10 million, respectively, in earnings from our investment in Orbitz Worldwide.
Conference Call/Webcast
The Company’s third quarter 2010 earnings conference call will be accessible to the media and general public via live Internet Webcast today beginning at 11:00 a.m. (EST), and through a limited number of listen-only, dial-in conference lines. The Webcast will be available through the Investor Center section of the Company’s Web site at www.travelport.com. To access the call through a conference line dial: +44 (0)20 7806 1951, UK Toll; 0800 028 1243, UK Toll Free; +1 718 354 1385, USA Toll; 1888 935 4575, USA Toll Free, beginning at least 10 minutes prior to the scheduled start of the call. Please quote the confirmation code 9721410 or “Travelport”. A replay of the conference call will be available November 10, 2010 from 2:00 p.m. (EST), through November 22, 2010. To access the replay, dial: +44 (0)20 7111 1244, UK Toll/International Toll; +1 347 366 9565 USA Toll. Please quote the confirmation code 9721410# .
About Travelport
Travelport is a broad-based business services company and a leading provider of critical transaction processing solutions to companies operating in the global travel industry.
With a presence in 160 countries, approximately 5,400 employees and reported 2009 revenues of $2.2 billion, Travelport is comprised of the global distribution system (GDS) business that includes the Galileo and Worldspan brands; GTA, a leading global, multi-channel provider of hotel and ground services; and Airline IT Solutions, which hosts mission critical applications and provides business and data analysis solutions for major airlines.
Travelport also owns approximately 48% of Orbitz Worldwide (NYSE: OWW), a leading global online travel company. Travelport is a private company owned by The Blackstone Group, One Equity Partners, Technology Crossover Ventures, and Travelport management.
Investor Contact
Julian Walker, Head of Corporate Communications, +44 (0) 1753 288210, or julian.walker@travelport.com

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements” that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: the impact that our outstanding indebtedness may have on the way we operate our business; factors affecting the level of travel activity, particularly air travel volume, including security concerns, general economic conditions, natural disasters and other disruptions; general economic and business conditions in the markets in which we operate, including fluctuations in currencies; pricing, regulatory and other trends in the travel industry, including the direct connect efforts of American Airlines and our litigation with American Airlines related thereto; our ability to obtain travel supplier inventory from travel suppliers, such as airlines, hotels, car rental companies, cruise lines and other travel suppliers; our ability to develop and deliver products and services that are valuable to travel agencies and travel suppliers and generate new revenue streams, including our new universal desktop product; risks associated with doing business in multiple countries and in multiple currencies; maintenance and protection of our information technology and intellectual property; the impact on supplier capacity and inventory resulting from consolidation of the airline industry; financing plans and access to adequate capital on favorable terms; our ability to achieve expected cost savings from our efforts to improve operational efficiency; our ability to maintain existing relationships with travel agencies and tour operators and to enter into new relationships on acceptable financial and other terms; and our ability to grow adjacencies, such as our recent acquisition of Sprice and our controlling interest in eNett. Other unknown or unpredictable factors also could have material adverse effects on our performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except to the extent required by applicable securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.
This release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, important information regarding such measures is contained below.

TRAVELPORT LIMITED
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
(in $ millions)	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Net revenue	582	570	1,761	1,715

Costs and expenses
Cost of revenue	291	270	899	834
Selling, general and administrative	121	139	410	416
Restructuring charges	—	5	5	18
Depreciation and amortization	66	63	188	187
Impairment of goodwill and intangible assets	—	833	—	833
Other income	—	—	—	(5)

Total costs and expenses	478	1,310	1,502	2,283

Operating income (loss)	104	(740)	259	(568)
Interest expense, net	(73)	(85)	(202)	(223)
Gain on early extinguishment of debt	—	4	—	10

Income (loss) from operations before income taxes and equity in earnings (losses) of investment in Orbitz Worldwide	31	(821)	57	(781)
(Provision) benefit for income taxes	(15)	78	(42)	64
Equity in earnings (losses) of investment in Orbitz Worldwide	8	3	10	(153)

Net income (loss)	24	(740)	25	(870)
Net loss (income) attributable to non-controlling interest in subsidiaries	1	—	1	(2)

Net income (loss) attributable to the Company	25	(740)	26	(872)

TRAVELPORT LIMITED
SEGMENT EBITDA
(unaudited)
     The Company’s presentation of Segment EBITDA may not be comparable to similarly titled measures used by other companies.

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
(in $ millions)	2010	2009	2010	2009
GDS
Net revenue	488	488	1,544	1,514
Segment EBITDA	135	156	446	475
GTA
Net revenue	94	82	217	201
Segment EBITDA	40	(802)	61	(792)

Combined Totals
Net revenue	582	570	1,761	1,715
Segment EBITDA	175	(646)	507	(317)
Reconciling items:
Corporate and unallocated	(5)	(31)	(60)	(64)
Gain on early extinguishment of debt	—	4	—	10
Interest expense, net	(73)	(85)	(202)	(223)
Depreciation and amortization	(66)	(63)	(188)	(187)

Income (loss) from operations before income taxes and equity in earnings (losses) of investment in Orbitz Worldwide	31	(821)	57	(781)

TRAVELPORT LIMITED
CONSOLIDATED CONDENSED BALANCE SHEETS
(unaudited)

	September 30,	December 31,
(in $ millions)	2010	2009
Assets
Current assets:
Cash and cash equivalents	269	217
Accounts receivable (net of allowances for doubtful accounts of $43 and $59)	449	346
Deferred income taxes	22	22
Other current assets	208	156

Total current assets	948	741
Property and equipment, net	532	452
Goodwill	1,282	1,285
Trademarks and tradenames	414	419
Other intangible assets, net	1,079	1,183
Investment in Orbitz Worldwide	123	60
Other non-current assets	210	206

Total assets	4,588	4,346

Liabilities and equity
Current liabilities:
Accounts payable	205	139
Accrued expenses and other current liabilities	885	765
Current portion of long-term debt	17	23

Total current liabilities	1,107	927
Long-term debt	3,698	3,640
Deferred income taxes	129	143
Other non-current liabilities	226	228

Total liabilities	5,160	4,938

Shareholders’ equity:
Common shares $1.00 par value; 12,000 shares authorized; 12,000 shares issued and outstanding	—	—
Additional paid in capital	1,008	1,006
Accumulated deficit	(1,617)	(1,643)
Accumulated other comprehensive income	26	30

Total shareholders’ equity	(583)	(607)
Equity attributable to non-controlling interest in subsidiaries	11	15

Total equity	(572)	(592)

Total liabilities and equity	4,588	4,346

TRAVELPORT LIMITED
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(unaudited)

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
(in $ millions)	2010	2009
Operating activities
Net income (loss)	25	(870)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	188	187
Impairment of goodwill and intangible assets	—	833
Gain on sale of assets	—	(5)
Provision for bad debts	2	14
Equity-based compensation	2	6
Gain on early extinguishment of debt	—	(10)
Amortization of debt finance costs	19	12
Loss on interest rate derivative instruments	5	10
Gain on foreign exchange derivative instruments	(3)	(14)
Equity in (earnings) losses of investment in Orbitz Worldwide	(10)	153
FASA liability	(14)	(21)
Deferred income taxes	(3)	(103)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(108)	(59)
Other current assets	(9)	(5)
Accounts payable, accrued expenses and other current liabilities	167	74
Other	(7)	(11)

Net cash provided by operating activities	254	191

Investing activities
Property and equipment additions	(159)	(39)
Investment in Orbitz Worldwide	(50)	—
Business acquired	(16)	—
Loan to parent company	(9)	—
Loan repaid by parent company	9	—
Proceeds from sale of assets	—	5
Other	5	(2)

Net cash used in investing activities	(220)	(36)

Financing activities
Principal repayments	(295)	(298)
Proceeds from new borrowings	380	144
(Payments) proceeds on settlement of derivative contracts	(64)	87
Net share settlement for equity-based compensation	—	(7)
Debt finance costs	(5)	(3)
Distribution to a parent company	—	(194)
Other	(3)	—

Net cash provided by (used in) financing activities	13	(271)

Effect of changes in exchange rates on cash and cash equivalents	5	6

Net increase (decrease) in cash and cash equivalents	52	(110)
Cash and cash equivalents at beginning of period	217	345

Cash and cash equivalents at end of period	269	235

Supplementary disclosures
Interest payments	200	223
Income tax payments, net	24	28

TRAVELPORT LIMITED
NON-GAAP MEASURES
(in $ millions and unaudited)

	Three Months Ended September 30, 2010
			Reconciling
			Items:
			Corporate and
			Unallocated
Reconciliation of Adjusted EBITDA to Operating Income	GDS	GTA	Costs	Total
Adjusted EBITDA	145	40	(10)	175
Less adjustments:
Acquisitions and corporate transaction costs	6	—	—	6
Equity-based compensation	—	—	(1)	(1)
Unrealized gains on foreign exchange derivatives	—	—	(3)	(3)
Other	4	—	(1)	3

Total	10	—	(5)	5

EBITDA	135	40	(5)	170
Less:
Depreciation and amortization				(66)

Operating income				104

	Three Months Ended September 30, 2009
			Reconciling
			Item:
			Corporate and
			Unallocated
Reconciliation of Adjusted EBITDA to Operating Income	GDS	GTA	Costs	Total
Adjusted EBITDA	162	31	(15)	178
Less adjustments:
Sponsor monitoring fees	—	—	3	3
Acquisitions and corporate transaction costs	3	—	1	4
Restructuring charges	2	—	3	5
Equity based compensation	—	—	4	4
Unrealized losses on foreign exchange derivatives	—	—	6	6
Impairment	—	833	—	833
Other	1	—	(5)	(4)

Total	6	833	12	851

EBITDA	156	(802)	(27)	(673)
Less:
Depreciation and amortization				(63)
Gain on early extinguishment of debt				(4)

Operating loss				(740)

TRAVELPORT LIMITED
NON-GAAP MEASURES
(in $ millions and unaudited)

	Nine Months Ended September 30, 2010
			Reconciling Items:
			Corporate and
Reconciliation of Adjusted EBITDA to Operating Income	GDS	GTA	Unallocated Costs	Total
Adjusted EBITDA	462	60	(32)	490
Less adjustments:
Acquisitions and corporate transaction costs	10	(2)	22	30
Restructuring charges	—	1	4	5
Equity-based compensation	—	—	2	2
Unrealized losses on foreign exchange derivatives	—	—	1	1
Other	6	—	(1)	5

Total	16	(1)	28	43

EBITDA	446	61	(60)	447
Less:
Depreciation and amortization				(188)

Operating income				259

	Nine Months Ended September 30, 2009
			Reconciling Items:
			Corporate and
Reconciliation of Adjusted EBITDA to Operating Income	GDS	GTA	Unallocated Costs	Total
Adjusted EBITDA	495	44	(45)	494
Less adjustments:
Sponsor monitoring fees	—	—	7	7
Acquisitions and corporate transaction costs	12	—	6	18
Restructuring charges	6	3	9	18
Equity-based compensation	—	—	7	7
Unrealized gains on foreign exchange derivatives	—	—	(7)	(7)
Impairment	—	833	—	833
Other	2	—	(13)	(11)

Total	20	836	9	865

EBITDA	475	(792)	(54)	(371)
Less:
Depreciation and amortization				(187)
Gain on early extinguishment of debt				(10)

Operating loss				(568)

TRAVELPORT LIMITED
NON-GAAP MEASURES (Continued)
(in $ millions and unaudited)

Reconciliation of Adjusted EBITDA to Net Cash Provided	Nine Months Ended	Nine Months Ended
by Operating Activities and Unlevered Free Cash Flow	September 30, 2010	September 30, 2009
GDS Segment Adjusted EBITDA	462	495
GTA Segment Adjusted EBITDA	60	44
Reconciling item: Corporate and Unallocated costs	(32)	(45)

Adjusted EBITDA	490	494
Less:
Cash interest payments	(200)	(223)
Tax payments	(24)	(28)
Changes in operating working capital	29	(4)
FASA liability payments	(14)	(21)
Other non-operating and adjusting items	(27)	(27)

Net cash provided by operating activities	254	191

Add cash interest payments	200	223
Less capital expenditures	(159)	(39)

Unlevered free cash flow	295	375

Adjusted EBITDA is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. We believe this measure provides management with a more complete understanding of the underlying results and trends and an enhanced overall understanding of our financial liquidity and prospects for the future. Adjusted EBITDA is the primary metric for; measuring our business results, forecasting and determining future capital investment allocations and is used by the Board of Directors to determine incentive compensation. Capital expenditures, which impact depreciation and amortization, interest expense and income tax expense, are reviewed separately by management. Adjusted EBITDA is disclosed so that investors have the same tools available to management when evaluating the results of Travelport. The Adjusted EBITDA measure is a defined term within our credit agreement and bond indentures. Adjusted EBITDA is defined as EBITDA adjusted to exclude the impact of purchase accounting, impairment of goodwill and intangibles assets, expenses incurred in conjunction with Travelport’s separation from Cendant, expenses incurred to acquire and integrate Travelport’s portfolio of businesses, costs associated with Travelport’s restructuring efforts, non-cash equity-based compensation, and other adjustments made to exclude expenses management views as outside the normal course of operations. Adjusted EBITDA is a critical measure as it is required to calculate our key financial ratio under our credit agreement covenants. This ratio compares our Adjusted EBITDA for the last twelve months, including the impact of cost savings and synergies, to our consolidated net debt and is known as our Leverage Ratio. We are currently in compliance with our Leverage Ratio. A breach of this covenant could result in a default under the senior secured credit agreement and the indentures governing our notes.
Unlevered free cash flow is a non-GAAP measure and may not be comparable to similarly named measures used by other companies. Unlevered free cash flow is defined as net cash provided by (used in) operations adjusted to exclude cash interest payments and include capital expenditures, all of which are GAAP measures included within our Statements of Cash Flows. We believe unlevered free cash flow provides management and investors with a more complete understanding of the underlying liquidity of the core operating businesses and our ability to meet its current and future financing and investing needs.

TRAVELPORT LIMITED
Operating Statistics
(unaudited)

	Three Months Ended
	September 30,
	2010	2009	Change	% Change
GDS (segments in millions)
Americas segments	43.5	43.4	0.1	—
International Segments:
Europe	20.2	19.1	1.1	5%
Middle East and Africa	8.9	8.9	—	—
Asia Pacific	13.6	12.4	1.2	11%

Total Segments	86.2	83.8	2.4	3%

GTA
Total Transaction Value (“TTV”) (in millions)	$599	$507	$92	18%
Room nights (in millions)	3.7	3.0	0.7	23%

	Nine Months Ended
	September 30,
	2010	2009	Change	% Change
GDS (segments in millions)
Americas segments	135.0	131.2	3.8	3%
International Segments:
Europe	65.1	61.8	3.3	5%
Middle East and Africa	30.0	30.8	(0.8)	(3)%
Asia Pacific	41.8	36.4	5.4	15%

Total Segments	271.9	260.2	11.7	4%

GTA
Total Transaction Value (in millions)	$1,407	$1,187	$220	18%
Room nights (in millions)	8.9	7.5	1.4	19%